UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 30, 2023

Tapestry, Inc.
(Exact Name of Registrant as Specified in Charter)

Maryland	001-16153	52-2242751
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

    10 Hudson Yards, New York, New York 10001
(Address of Principal Executive Offices, and Zip Code)

        (212) 946-8400
Registrant’s Telephone Number, Including Area Code

 (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	TPR	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

First Amendment to Credit Agreement

On August 30, 2023, Tapestry, Inc. (the “Company”) amended its Existing Credit Agreement (as defined below), originally dated as of May 11, 2022, among the Company, as borrower, certain subsidiaries of the Company, as guarantors, Bank of America N.A., as administrative agent (the “Administrative Agent”), and the financial institutions parties thereto as lenders (the “Existing Credit Agreement”) pursuant to the Amendment No. 1 to Credit Agreement dated as of August 30, 2023, among the Company, the Administrative Agent, and the financial institutions party thereto as lenders (the “Amendment” and the Existing Credit Agreement, as amended and restated pursuant to the Amendment being referred to herein as the “Amended Credit Agreement”).

Under the Amended Credit Agreement, a syndicate of financial institutions and other lenders provided increases to the aggregate commitments to the revolving facility under the Existing Credit Agreement from $1,250,000,000 to $2,000,000,000 (the “Revolving Facility”). Up to $250,000,000 of the Revolving Facility will be available on a funds certain basis (i) to fund the purchase price of the Company’s previously announced acquisition (the “Acquisition”) of Capri Holdings Limited, (“Capri”; and Capri and its subsidiaries, the “Acquired Business”), subject to the terms and conditions of the Agreement and Plan of Merger, dated as of August 10, 2023, among the Company, Capri and Sunrise Merger Sub, Inc., (ii) to repay certain existing indebtedness of the Acquired Business, and (iii) to pay fees, costs and expenses related to the foregoing transactions (such clauses (i)-(iii), the “Capri Acquisition Financing Purposes”).

After giving effect to the Acquisition, the Company will be required to comply on a quarterly basis with a maximum Net Leverage Ratio of (i) from and including the closing date of the Acquisition to but excluding June 28, 2025, 4.75 to 1.00, (ii) from and including June 28, 2025 to but excluding June 27, 2026, 4.50 to 1.00, and (iii) from and including June 27, 2026 and thereafter, 4.00 to 1.00.

The Revolving Facility is subject to the same affirmative and negative covenants and events of default as currently set forth in the Existing Credit Agreement, except as otherwise described herein or as provided for in the Amendment.

The above description is only a summary of certain provisions of the Amended Credit Agreement and is qualified in its entirety by reference to the provisions of the Amendment (including the form of Amended Credit Agreement attached as Annex I thereto), a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Term Loan Credit Agreement

On August 30, 2023, the Company entered into a definitive credit agreement (the “Term Loan Agreement”) whereby the Administrative Agent, the other agents party thereto, and a syndicate of banks and financial institutions have committed to lend to the Company, subject to the satisfaction or waiver of the conditions set forth in the Term Loan Agreement, a $1,050,000,000 unsecured term loan facility maturing three years after the term loans thereunder are borrowed (the “Three-Year Term Loan Facility”) and a $350,000,000 term loan facility maturing five years after the term loans thereunder are borrowed (the “Five-Year Term Loan Facility”; and collectively with the Three-Year Term Loan Facility, the “Term Loan Facilities”).  The Company plans to use borrowings under the Term Loan Facilities to fund the Capri Acquisition Financing Purposes.  The Company had previously entered into a commitment letter, dated as of August 10, 2023, with Bank of America, N.A. and the other commitment parties party thereto, pursuant to which such commitment parties committed to provide a 364-day senior unsecured bridge loan facility in an aggregate principal amount of up to $8,000,000,000 (the “Bridge Facility”) to fund the Capri Acquisition Financing Purposes.  The Bridge Facility includes commitment reductions in the amount of qualified term loan commitments. As a result of the Company entering into the Term Loan Agreement and the commitments thereunder with respect to the Term Loan Facilities, the Bridge Facility commitments were reduced to $6,600,000,000.

Certain terms and conditions of the Term Loan Facilities are as follows:

Structure.  Only the Company will be a borrower under the Term Loan Facilities.  In addition, the Term Loan Agreement provides that the commitments under the Term Loan Facilities may be increased by an amount not to exceed $300,000,000, subject to certain terms and conditions.

Interest Rates and Fees.  Pursuant to the Term Loan Agreement, borrowings under the Term Loan Facilities bear interest at a rate per annum equal to, at the Company’s option, either (a) an alternate base rate or (b) a rate based on the forward-looking SOFR term rate administered by CME Group Benchmark Administration Limited (or any successor administrator satisfactory to the Administrative Agent) plus, in each case, an applicable margin.  The applicable margin will be adjusted by reference to a grid based on the ratio of (a) consolidated debt (with certain customary deductions for unrestricted cash and permitted investments) to (b) consolidated EBITDAR (“Leverage Ratio”).  The applicable margin will initially be (x) in the case of the Three-Year Term Loan Facility, 0.250% for base rate loans and 1.250% for SOFR loans and (y) in the case of the Five-Year Term Loan Facility, 0.375% for base rate loans and 1.375% for SOFR loans.  Additionally, the Company will pay a ticking fee of 0.15% on the average daily amount of the unused commitments of the Term Loan Facilities.

Optional Prepayments and Commitment Reductions.  Loans under the Term Loan Agreement may be prepaid and commitments may be terminated or reduced by the Company in a manner consistent with the Amended Credit Agreement.

Restrictive Covenants and Other Matters.  The Term Loan Agreement contains negative covenants that are consistent with those set forth in the Amended Credit Agreement.  After giving effect to the Acquisition, the Company must also comply on a quarterly basis with the same maximum Net Leverage Ratio covenant as is in place under the Amended Credit Agreement.

The above description is only a summary of certain provisions of the Term Loan Credit Agreement and is qualified in its entirety by reference to the provisions of the Term Loan Credit Agreement, a copy of which is attached hereto as Exhibit 10.2 and incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained in Item 1.01 above regarding the Term Loan Agreement, the Amended Credit Agreement, the Term Loan Facilities and the Revolving Facility are hereby incorporated by reference into this Item 2.03.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits
Exhibit Number	Description

10.1	Amendment No. 1 to Credit Agreement, dated as of August 30, 2023, among the Company, the lenders party thereto and Bank of America, N.A., as administrative agent.
10.2*	Term Loan Credit Agreement, dated as of August 30, 2023, among the Company, the lenders party thereto and Bank of America, N.A., as administrative agent.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*Schedules omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company agrees to furnish supplementally a copy of any omitted schedule to the SEC upon request; provided, however, that the Company may request confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended, for any schedules or exhibits so furnished.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 1, 2023

TAPESTRY, INC.

	By:	/s/ David E. Howard
David E. Howard
General Counsel and Secretary